Exhibit 99

THE NASDAQ STOCK MARKET 9600 BLACKWELL ROAD, SUITE 300 ROCKVILLE, MD 20850

By Facsimile and Overnight Mail

May 6, 2003

Mr. Fred J. Krupica
Chief Financial Officer
WJ Communications, Inc.
401 River Oaks Parkway
San Jose, California 95134

Re:                               WJ Communications, Inc. (the “Company”)
Nasdaq Symbol: WJCI

Dear Mr. Krupica:

For the last 30 consecutive trading days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the “Rule”).(1) Therefore, in accordance with Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until November 3, 2003, to regain compliance.(2)  If, at anytime before November 3, 2003, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, Staff will provide written notification that the Company has achieved compliance with the Rule.(3)  If compliance with this Rule cannot be demonstrated by November 3, 2003, Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Staff’s determination to a Listing Qualifications Panel or may apply to transfer its securities to The Nasdaq SmallCap Market pursuant to Marketplace Rule 4450(i)(4) and avail itself of any additional compliance periods or The SmallCap Market for which it is eligible.

(1) The Company also does not meet the continued listing requirements under Maintenance Standard 2. See attached chart.

(2) The 180 day period relates exclusively to the bid price deficiency. The Company may be delisted during the 180 day period for failure to maintain compliance with any other listing requirement for which it is currently on notice or which occurs during this period.

(3) Under certain circumstances, to ensure that the Company can sustain long-term compliance, Staff may require that the closing bid price equals $1.00 per share for a period in excess of ten consecutive business days, but generally, no more than 20 consecutive business days, before determining that the Company complies. In determining whether to monitor the bid price beyond 10 business days, Nasdaq will consider the following four factors: (i) margin of compliance; (ii) trading volume; (iii) the market maker montage; and, (iv) the trend of the stock price.

(4) Marketplace Rule 4450(i) states in part: “If a National Market issuer has not been deemed in compliance prior to the expiration of a compliance period for bid price or otherwise so chooses, it may transfer to The Nasdaq SmallCap Market, provided that it meets all applicable requirements for continued inclusion on the SmallCap Market set forth in Rule 4310(c) (other than the minimum bid price requirement of Rule 4310(c)(4)) or Rule 4320(e), if applicable.”

Mr. Fred J. Krupica
May 6, 2003

If you have any questions, please do not hesitate to contact me at (301) 978-8059.

Sincerely,

/s/ Ed Newhart
Ed Newhart
Listing Analyst
Nasdaq Listing Qualifications

THE NASDAQ NATIONAL MARKET
CONTINUED INCLUSION REQUIREMENTS

This table identifies the minimum standards for continued inclusion on The Nasdaq National Market. Each incidence of non-compliance by the Company is denoted with an “X”.

COMPANY SYMBOL: WJCI

Standards	Maintenance Standard 1		Maintenance Standard 2
Stockholders’ Equity	$10 million		N/A

Market Value of Listed Securities(5)	N/A		$50 million
			OR

Total Assets			($50 million
			AND
Total Revenue			$50 million)

Publicly Held Shares(6)	750,000		1.1 million

Market Value of Publicly Held Shares	$5 million		$15 million

Bid Price	$1	X	$1	X

Round Lot Shareholders(7)	400		400

Market Makers(8)	2		4

Corporate Governance	Yes		Yes

(5) Listed securities means securities quoted on Nasdaq or listed on a national securities exchange.

(6) For purposes of this requirement, publicly held shares means total shares outstanding less any shares held by officers, directors, or beneficial owners of 10 percent or more.

(7) Round lot holders are holders of 100 shares or more.

(8) An Electronic Communication Network (“ECN”) is not considered an active market maker.

The Nasdaq SmallCap Market
Criteria for Continued Inclusion

Stockholders’ Equity	$2,500,000
or

Net Income from Continuing Operations (most recently completed fiscal year or 2 of the last 3 years)	$500,000
or

Market Value of Listed Securities	$35,000,000

Publicly Held Shares	500,000

Market Value of Publicly Held Shares	$1,000,000

Bid Price	$1.00

Market Makers	2

Round Lot Shareholders	300

Corporate Governance	Yes